UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2024

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	EGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 30, 2024, Promod Narang will transition from his role as Chief Technology Officer of eGain Corporation (the “Company”) and will no longer be a Section 16 reporting officer.

Effective on September 30, 2024, the Company appointed Rao J. Chandrasekhar (also known as J.C. Rao) to serve as the Company’s Senior Vice President, Products and Services. J.C. Rao joined the Company in August 1999 and has served in a variety of roles, including as Senior Vice President, Services, Support, and Operations since November 2022, and prior to that, other leadership roles in product management and engineering. J.C. Rao earned his Bachelor of Technology from Indian Institute of Technology Madras and M.S. from the University of Texas, Austin.

On September 30, 2024, the Compensation Committee of the Board of Directors of the Company approved a variable annual cash compensation for certain of its executive officers based on 60% of target amounts. The compensation approved for the fiscal year ended June 30, 2024 was (a) $78,000 for Eric N. Smit, the Company’s Chief Financial Officer, and (b) $54,000 for Promod Narang, the Company’s former Chief Technology Officer. No changes were made to such executive officers’ base salaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024		eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer

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